UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800-320-1911

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

FTE Networks, Inc. (“FTE” or the “Company”), today issued a shareholder update. The full text of the letter from interim CEO Michael P. Beys follows.

Dear Shareholders:

We wanted to provide an update on what FTE has been focused on and share with you some of our top objectives for the months ahead as we continue our work to preserve value for you, our shareholders. In summary, FTE has brought new litigation against Alexander and Antoni Szkaradek in Delaware, is prosecuting the existing claims against Suneet Singal and his co-conspirators in a New York litigation and has won an important victory in Nevada. We have alleged before and continue to allege that the Szkaradeks, Singal and other participants conspired together in a fraud and racketeering scheme to benefit themselves at the expense of you, our shareholders.

Delaware Litigation Against Alexander and Antoni Szkaradek

Since our last letter in May 2022, FTE filed a lawsuit against Alexander Szkaradek and Antoni Szkaradek for fraud, fraudulent inducement, civil conspiracy, and breach of contract in connection with the sale of the Vision portfolio to FTE. The lawsuit alleges that in 2019 the Szkaradeks, then-owners of Vision Property Management, falsely represented their portfolio of properties in a highly orchestrated scheme to unload their liabilities on the Company. It is alleged they did so under the false premise that the properties were worth hundreds of millions of dollars and would allow FTE to recover from the damage caused by FTE’s former CEO and CFO. In particular, the lawsuit alleges that the Szkaradeks made several intentional misrepresentations, including purposefully failing to disclose the number and volume of consumer complaints that had been lodged against Vision throughout various states – which effectively rendered the properties radioactive from a market perspective.

Indeed, in the days prior to FTE’s acquisition of Vision in December 2019, the Szkaradeks insisted that their alleged co-conspirator Suneet Singal – who had just days before been charged by the Securities and Exchange Commission (SEC) for defrauding investors of First Capital Real Estate Trust Inc. (FC REIT) – be compensated for his so-called finder’s fee through the transfer of $100 million of FTE stock. In pushing for this purported fee, the Szkaradeks promised that it would not be distributed to Singal, but rather, to the victims of Singal’s SEC fraud, namely the FC REIT.

That never happened. Instead, the suit alleges that the Szkaradeks and Singal conspired together to interfere with these contracts by surreptitiously attempting to transfer millions of FTE shares to Singal, his family, and/or his affiliates through the use of sham shell companies and other means, including individual intermediaries who fraudulently acted as conduits. FTE believes this was a direct breach of the terms agreed upon in the Purchase Agreement, which is why FTE is seeking to hold them accountable for these actions. As alleged in the complaint, the fraudulent scheme was even perpetrated with the direct knowledge and participation of current director Joseph F. Cunningham, as well as a former director and former officer of FTE.

The Delaware case is 1:22-cv-00785, FTE Networks Inc. v. Szkaradek et al.

Nevada Litigation Involving the Szkaradeks and Innovativ Media Group

As we noted in our March 2022 update, the Szkaradeks and Innovativ Media Group (one of the parties that FTE alleges acted fraudulently as a conduit for the unlawful transfer of FTE shares to Singal and his affiliates) brought claims against FTE in Nevada seeking, among other things, access to FTE’s shareholder list and the Company’s recognition of a purported revision to FTE’s bylaws. We are pleased to share that the Nevada court has dismissed the claims of the Szkaradeks because those claims must be adjudicated in the above-described Delaware litigation.

FTE continues to contest any claims that Innovativ may assert in the Nevada litigation. Following the Court’s order for FTE to turn over its shareholder list to Innovativ, FTE and Innovativ began negotiating a protective order to ensure the shareholder list is not shared with anyone other than Innovativ and its legal counsel. In particular, FTE is seeking to prevent Innovativ from sharing the shareholder list with numerous parties, including the Szkaradeks, Singal and his affiliates, current director Cunningham, and others whom FTE alleges all acted in concert as part of the fraud and racketeering conspiracy to benefit themselves at the expense of other FTE shareholders. These negotiations over the protective order are currently ongoing.

Suneet Singal Charged by Federal Prosecutors

Suneet Singal continues to face serious legal issues, which FTE believes bolsters its allegations of fraud and racketeering. In April 2022, the Department of Justice (DOJ) brought criminal charges against Singal for fraud involving lenders to another company under his control. This matter does not involve FTE. According to the DOJ announcement, if convicted, Singal faces up to 20 years in prison. The government’s case is ongoing.

The case is 2:22-cr-00068, USA v. Suneet Singal.

These federal criminal charges are unrelated to the charges previously brought against Singal by the SEC in December 2019. The SEC’s complaint alleged that Singal and his entities perpetrated two separate frauds relating to two public companies, the FC REIT and a business development company, both victims of the alleged fraud. As a result of a court-ordered settlement with the SEC in July 2021, Singal agreed to pay more than $7 million in restitution and to be barred from association with any broker, dealer, or investment advisor for 10 years.

The case is 1:19-cv-11452-MKV, Securities and Exchange Commission v. Suneet Singal, First Capital Real Estate Investments, LLC, First Capital Real Estate Advisors LP, and First Capital Real Estate Trust Inc.

The DOJ’s federal criminal charges are also unrelated to the real estate fraud and racketeering allegations brought by FTE in the Delaware, Pennsylvania, and New York litigations. As we have informed you in this and prior communications, in those actions, FTE has alleged a fraudulent scheme by the Szkaradeks and Singal to offload a real estate portfolio to FTE by concealing numerous and massive liabilities and vastly overstating its value. We believe these actions were taken to undermine FTE, USHR, and its business, for the benefit of certain FTE shareholders, at the expense of our shareholders at large.

The Pennsylvania case is C-48-CV-2021-09442, DLP Lending Fund, LLC v. Beys, et al.

The Delaware care s cited above, and the New York case is cited below.

RICO Litigation Against Singal and his Co-Conspirators

In May 2022, FTE filed a RICO lawsuit in New York against Singal and others related to the alleged fraud and racketeering scheme described above, misleading FTE as they sought to shed the Szkaradeks’ portfolio of underwater rent-to-own properties that were plagued with state regulatory and consumer liabilities, secure tens of millions of dollars from FTE for a portfolio of properties that was overleveraged, and shirk many millions of dollars of personal debt onto the back of FTE.

Our suit seeks the return of the FTE shares issued to Singal and his affiliates, as well as to current director Cunningham, a former director and former officer, and several major FTE shareholders, including the Szkaradeks. The case is in the initial pleading stage, which will likely take several months to resolve.

The New York case is 1:22-cv-5960-PGG, FTE Networks Inc. v. Singal, et al.

***

Given the various ongoing litigations, and in particular litigation over FTE’s shareholder list, it is very possible that you may be contacted by one or more of the parties that FTE is adverse to and that FTE has alleged to have acted unlawfully. Though we are unable to provide you with any legal advice, and while you are free to speak with anyone who contacts you, we would be happy to answer any questions or concerns you may have to the best of our ability. Please do not hesitate to contact us at ir@ftenet.com.

Sincerely,

Michael P. Beys

Interim CEO

Forward Looking Statements

This letter may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “plan,” “believe,” “will,” “intends,” “expects,” “anticipate” and may include statements regarding matters that involve known or unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to differ materially from results expressed or implied by this release. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the outcome of pending litigation, the future of our business, future plans and strategies, projections, anticipated events, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risk factors and others are included from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-Ks, Form 10-Qs and Form 8-Ks. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this letter is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

About FTE Networks, Inc.

FTE Networks, Inc. (“FTE”) through its subsidiary US Home Rentals, owns, operates and invests in affordable rental housing in tier 3 and 4 markets. Single family home rentals (SFR) is large, growing and attractive market. Nationally, home rentals are growing faster than home ownership. With a portfolio of approximately 3,000affordable rental homes across the United States, FTE is one of the few companies that has an established portfolio of assets for the affordable rental housing market.

For more information, please contact:

Corporate Contact:

FTE Networks, Inc.

(877) 850-4308

ir@ftenet.com

Media Contact:

Tom Becker

Tom.Becker@fticonsulting.com

Katherine Bosley

Katherine.Bosley@fticonsulting.com

The information contained in this Item 7.01 of this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FTE NETWORKS, INC.
(Registrant)

Date: August 15, 2022		/s/ Michael P. Beys
	Name:	Michael P. Beys
	Title:	Interim Chief Executive Officer